UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive
Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

364-Day Revolving Credit Agreement

On August 24, 2026, Lockheed Martin Corporation (the “Company”) entered into a new 364-Day Revolving Credit Agreement (the “364-Day Revolving Credit Agreement”), among the Company, as borrower, the lenders listed therein (the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as documentation agents, and Bank of America, N.A. (“BofA”), as administrative agent. In connection with entering into the 364-Day Revolving Credit Agreement, the Company terminated its 364-Day Revolving Credit Agreement dated as of December 5, 2025, which was scheduled to terminate on December 4, 2026. No early termination penalties were incurred. The 364-Day Revolving Credit Agreement consists of a $2.25 billion 364-day unsecured revolving credit facility. The 364-Day Revolving Credit Agreement is available for any lawful corporate purposes of the Company, including supporting commercial paper borrowings. No borrowings under the 364-Day Revolving Credit Agreement were made at closing.

The 364-Day Revolving Credit Agreement matures on August 23, 2027, however, the Company may elect, subject to payment of a fee equal to 0.50% of the principal amount converted, to have all or a portion of the principal balance of borrowings then outstanding continued as non-revolving term loans for a period of one additional year, payable on August 23, 2028.

Borrowings under the 364-Day Revolving Credit Agreement are unsecured and bear interest at rates, based, at the Company’s option, on (w) the “Base Rate” of interest in effect, (x) “Term SOFR,” which is a periodic fixed rate based on the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (“SOFR”) with a term equivalent to the interest period for such borrowing, plus the “Term SOFR Margin,” (y) “Daily Simple SOFR,” which is a daily fluctuating rate based on SOFR, plus the “Term SOFR Margin,” or (z) a rate determined by a competitive bid process with a margin over or under the applicable Term SOFR or at an absolute rate. The “Base Rate” of interest is the highest of (i) the Federal Funds Rate plus 0.50%, (ii) BofA’s prime rate, and (iii) Term SOFR for a one month interest period plus 1.00%. The “Term SOFR Margin” ranges from 0.585% to 1.085% per annum based upon the Company’s senior unsecured long-term debt securities credit ratings (the “Credit Ratings”). A facility fee accrues on the aggregate commitments under the 364-Day Revolving Credit Agreement and is payable quarterly in arrears at a rate of 0.04%.

The 364-Day Revolving Credit Agreement contains customary representations, warranties and covenants, including covenants restricting the Company’s and certain of its subsidiaries’ ability to encumber assets and the Company’s ability to merge or consolidate with another entity. The 364-Day Revolving Credit Agreement does not contain a financial maintenance covenant.

The Company may terminate, in whole or in part, the unused portion of the total commitments under the 364-Day Revolving Credit Agreement at any time during the term of the 364-Day Revolving Credit Agreement. Once terminated, a commitment may not be reinstated.

The obligation of the Company to pay amounts outstanding under the 364-Day Revolving Credit Agreement may be accelerated upon the occurrence of an “Event of Default” as defined in the 364-Day Revolving Credit Agreement. Such Events of Default include (1) the Company’s failure to pay when due the principal of, or within 5 days when due, the facility fee or the interest on borrowings under the credit facility, (2) the Company’s failure to comply with certain covenants contained in the 364-Day Revolving Credit Agreement (subject, in the case of certain covenants, to applicable notice and cure periods), (3) any representation or warranty of the Company in the 364-Day Revolving Credit Agreement proving to be incorrect in any material respect when made, (4) the Company’s failure to pay, or the acceleration of, any Material Debt (as defined in the 364-Day Revolving Credit Agreement), (5) the bankruptcy or insolvency of the Company or a Material Subsidiary (as defined in the 364-Day Revolving Credit Agreement), (6) an unsatisfied judgment in excess of $300 million against the Company or a Restricted Subsidiary (as defined in the 364-Day Revolving Credit Agreement), or (7) certain change of control events, including specified changes in the composition of the Company’s Board of Directors over any two-year period.

The foregoing summary of the 364-Day Revolving Credit Agreement is qualified in its entirety by reference to the full text of the 364-Day Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Extension of 5-Year Revolving Credit Agreement

On August 24, 2026, the Company entered into Extension Agreement for Lockheed Martin Corporation Revolving Credit Agreement (the “Extension Agreement”), which extends the Company’s existing $3.0 billion Revolving Credit Agreement, dated as of August 24, 2022, among the Company, as borrower, the extending lenders parties thereto (the “Existing Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as documentation agents, and Bank of America, N.A., as administrative agent (as previously amended, the “5-Year Revolving Credit Agreement”). The Extension Agreement extends the expiration date of the 5-Year Revolving Credit Agreement by one year from August 24, 2030 to August 24, 2031. Except as revised by the Extension Agreement, the terms of the 5-Year Revolving Credit Agreement remain in full force and effect.

The foregoing description of the Extension Agreement is qualified by reference to the full text of the Extension Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, one or more of the Lenders, the Existing Lenders or their affiliates have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	364-Day Revolving Credit Agreement dated as of August 24, 2026, among Lockheed Martin Corporation, the lenders listed therein, and Bank of America, N.A., as administrative agent.

10.2	Extension Agreement for Lockheed Martin Corporation Revolving Credit Agreement dated as of August 24, 2026, among Lockheed Martin Corporation, the lenders listed therein, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: August 27, 2026	By:	/s/ John E. Stevens
John E. Stevens
Vice President and Chief M&A and Securities Counsel